Exhibit 99.2

Tidewater Inc.

May 23, 2018

10:45 AM EDT

Speaker ID: UBSX001_052218a_TidewaterInc

Tidewater Inc.

May 23, 2018

10:45 AM EDT

Angie Sedita:

All right. Good morning. We're happy to have our next presenter here, a very good friend of mine, who is newly with Tidewater, John Rynd. And John is the President and CEO of Tidewater since March 2018. It's obviously a very new role for him. Previously, as many of you may know, John served as President and CEO of Hercules Offshore since June 2008, and prior to Hercules, John spent 11 years at Noble Drilling Services in a variety of management roles. John has more than 25 years of drilling and industry experience. And we're very pleased to have him here, a good friend. And we'll do this as a fireside chat.

John Rynd:	Thank you, Angie. I wish I just had 25 years' experience because then I'd be in my 50s and not in my 60s.

Angie Sedita:	I was giving you the benefit of the doubt.

John Rynd:	Thank you.

Angie Sedita:

So, maybe you could talk a little bit about, just at a high level, Tidewater. Just so those that are less familiar with the story; how many vessels you're running, where your exposure is, the age of the fleet. And then we'll kind of drill down from there.

John Rynd:	Yes. Well thank you for having us, Angie. It's great to be here and get the story out because I think it's a very good story.

This morning, we're running plus or minus 114 vessels. And we have our footprint basically across the globe. Our biggest operation is up and down the West African coast with plus or minus about 53 vessels, and then we have the Middle East region, which has about 40 vessels. And then we've got 10 in Mexico, seven in Brazil, 18 in our Europe Med region, and we also just recently started a two-boat operation off eastern Canada for BP.

So again, when you look at our lens, it touches every major market. We have also two vessels in India and five vessels in Southeast Asia; three in Thailand and two in Myanmar. So, again, we span the globe, if you will, with our operations. So, we see and hear kind of everything that's going on, both good and bad.

Angie Sedita:	And then, talk about what you're seeing for activity. Are you starting to see some signs of life, pockets in certain regions of the world?

Tidewater Inc.

May 23, 2018

10:45 AM EDT

Speaker ID: UBSX001_052218a_TidewaterInc

John Rynd:

Yes. I think there are some signs of life, albeit I wouldn't get too excited about those signs of life. But we have seen, just in our fleet specifically, a nice little pickup in West Africa and in Nigeria specifically. The Med has also been a nice little growth market for us. Obviously, there's been a lot of hype in the OSV space about what's going on in the North Sea, both the U.K. and the Norway sector.

It feels better, but we're not really seeing the actual results yet. The spot rates for a short-term job, yes, have moved very nicely, but there's very little term work, and we see rates ranging from $7,000 a day to $25,000 a day. Again, we've had, as not surprising with any kind of marginal uptick, we've had tonnage move out of North Africa, out of the Med, out of Australia to meet this perceived and somewhat real increase in demand in the North Sea.

But again, right now our view is it's more transitory. It's a summer run. And we'll see as we get towards the end of the summer if there's really any strength to where you can get into the winter months because that's typically when it gets very tough.

Now obviously, we follow the drillers very closely because that's a big part of our business. And you have seen the North Sea outperform, from a driller's perspective, any of the other markets. So, obviously, there's something there. I'm just not -- we're not convinced yet it's Nirvana, if you will.

Angie Sedita:	Right. And then so the pricing that you're seeing, why do you think you're seeing an uptick in pricing? And is it very region-specific? Is it vessel-specific?

John Rynd:

Yes. The anchor handler towing supply vessels kind of can push the rates pretty quickly, but that's also very short-term. And we've also seen the PSVs move. But again, the market is tight relative to where it was coming out of the winter months, but it's not dead solid yet. So, we've had -- I mean, again, I'm not trying to totally dismiss it. I just think that we've got to see some more there, before we're totally convinced this thing has really got some legs.

Angela Sedita:	Right. And then maybe you could talk about reactivations. Well, first off, talk about the age of your fleet. I think it's worth highlighting the difference in ages among your fleet versus your peers.

John Rynd:

Yes. I think one of the key strengths -- our key strength is our balance sheet. Let's talk about that. We've got basically net debt zero after the restructuring in the summer of 2017. So, we've got plus or minus $450 million of debt, and plus or minus $450 million of cash. As a result, we have the strongest balance sheet in the OSV sector, which will lead into my conversation about reactivations. So, we have reactivated seven vessels year to date.

Angie Sedita:	Right.

John Rynd:	And we have the ability, with our balance sheet, to facilitate those reactivations. But we have yet to reactivate on speculation -or spec - and we're not going to do that.

Angie Sedita:	Okay.

Tidewater Inc.

May 23, 2018

10:45 AM EDT

Speaker ID: UBSX001_052218a_TidewaterInc

John Rynd:

So, we've been able to find opportunities that justify the reactivation cost and/or -- I spoke earlier about our two-vessel move into the Canada market, and we had to backfill for those two vessels so we just backfilled there. And so we have, roughly, when the market went down and everything went to Hell for everybody, Tidewater did a very good job of tiering the vessel fleet -- Tier 1 obviously the top, Tier 2, Tier 3 -- and made the conscious decision, and rightly, I agree very much with this, the Tier 3 vessels didn't get any capital, right? No maintenance. They're done. That's what we started selling. So, we've sold, year to date, 22 vessels, 15 of which we have scrapped.

So, if you take the Tier 1 vessels, between the PSVs and the anchor handler towing supply vessels, it's plus or minus -- it's around 25 vessels. I think exactly it's 14 PSVs and 11 anchor handler towing supply vessels. And you're looking at circa, round numbers, $40 million to $50 million reactivation on the high end, on an average -- I mean on the total CapEx spend. So, we've focused on -- the team has focused on really getting that number pretty well in-sync and start really looking at the pecking order of what we bring out, what are critical spares we need, et cetera, to be ready to respond.

Because we can grow organically with our balance sheet so we're going to take advantage of that and try to gain market share. But again, our customer is going to have to justify to us the reactivation. So, obviously, the economic terms have to justify the incremental capital. Because you're looking at, if you did that quick math in your head, you're looking about $1.5 million to $2 million per vessel for the reactivation. And the unique thing about the OSV business is every 30 months you have to do a special survey/dry dock. So, that $2 million you need to recover in 30 months. It's not a five-year window. So, that adds a little pressure on that.

And then I think the other situation, there's too much leverage amongst our peer group around the world. And are they going to be able to pull the trigger and reactivate when they're already awash in debt, and probably liquidity is very dear? So, I think again, I think we have that competitive advantage to be able to be a first-mover and gain market share.

Angie Sedita:	And then so maybe you could talk about the market and overcapacity. And have you seen scrapping among your peers? And just talk about just supply.

John Rynd:

Yes. There's plus or minus 3,500 vessels around the world, OSVs, counting both PSVs and anchor handling towing supply vessels. And probably close to 30% of those are 15 years or older. So I think that's a segment of supply that you have to look at that is going to be challenged. And then even some of the newer vessels have now been stacked, since the cycle started, three years and don't have their papers or not ABS approved, et cetera. And then a lot of those owners don't have the balance sheet to reactivate.

So, kind of a long way to say that this thing - this supply equation - is probably overstated especially when you look at prompt readiness, or prompt supply. So, I think that when we look at the world, if you do the gross math, I think the OSV market shows the utilization of 65% or 70%, but I think if you try to slice that supply one could argue we're north of 80%.

Angie Sedita:	North of 90.

John Rynd:	80.

Angie Sedita:	Oh, 80.

Tidewater Inc.

May 23, 2018

10:45 AM EDT

Speaker ID: UBSX001_052218a_TidewaterInc

John Rynd:	Yes.

Angie Sedita:	And then when you said prompt supply. What is the prompt supply? What is that number?

John Rynd:

We know what ours is and trying to get that across, it's just tough. With that many vessels, we don't have IHS data like they do in the drilling world that counts every drill and rig and you know where it is, so it's relying some industry resources, but also again with our boots on the ground around the world, looking at the stacked vessels. So, it's kind of both some external and internal sources to get your handle on the available supply.

Angie Sedita:

And then I mean this is a really one way to think about a levered play on offshore drilling, right, deepwater drilling. You're more levered to the deepwater drilling. Talk about how that plays. Just for those that are less familiar with it, right, it's two vessels per rig, and just kind of the timeline of the activity.

John Rynd:

Yes. Roughly about 40% of our business is production-related, construction-related, kind of baseline base load work. So, obviously 60% will ride on the rigs. And it's about 2.5 to 3 vessels per rig. So obviously, we follow the drillers very closely because how they go, we go.

So, I think we're seeing some green shoots. And I think you had a report out this week that showed just the rig counts, which I guess how many rigs stayed on contract versus previous. So, there are more rigs staying on contract through this cycle than there was in the previous two years. So, that bodes well for us. I think we've got our base load and then we'll run as the drillers go. You are seeing more optimism from the drillers, but, they're not yet pounding the table.

But I think, again, if you believe that the offshore cycle will come back, which I do -- it's a cyclical business; it's going to recover -- we're the name to own in the OSV space. We have the best balance sheet. We have the best organic growth opportunities. And we participate in every major market in the world, so we're not going to miss a move somewhere in the world if one area of the world, i.e. North Sea or West Africa, kind of gets ahead of the curve on a rig count perspective.

Angie Sedita:	And then and we had talked about -- what are the challenges in the industry? If you just had to think through the challenges for a recovery in OSV, what would they be?

John Rynd:

I think it's just going to be an oversupply, what is truly the overhang of the oversupply, to watch how people behave. If we get a little bit of a move, are they going to be very undisciplined and just start willy-nilly reactivating and exacerbating this oversupply problem?

And then I think, right now, our customers have the ability and the benefit to say, "I don't want a vessel that's over 10 years old or has been stacked for more than a year." So, that's allowed us to pick up some work. The Canada work is the perfect example opportunity, and why we were able to move in there. For those vessels, they (the customer) had specific specifications, age requirements, and we met all of them, and they lived up to that and we picked up that work at very nice rates, given the current market conditions.

Tidewater Inc.

May 23, 2018

10:45 AM EDT

Speaker ID: UBSX001_052218a_TidewaterInc

So, I think if our customers can maintain that discipline, we'll see, because -- again don't go too far in that. But, if they maintain their discipline, that's going to be a benefit to us. But, as you go into any cycle, it's going to be access to people, access to training, access to shipyards, access to the right spare parts and promptly; all those things that come with a cyclical run, bull run, that everybody, including us, will have to manage appropriately.

Angie Sedita:	And then are you done with the scrapping?

John Rynd:

No. Right now we still have seven vessels teed up for sale. And again, we're going to flush the Tier 3 vessels, currently. And then as we see how the market continues to behave, we may look at our Tier 2 vessels a little harder. Because the average age of our fleet, active fleet and our Tier 1 fleet, is roughly 8.5 years old. So, we have a very, very young fleet. And so obviously, anything 15 years or older was kind of easily on that disposition list. Now there are some unique vessels that aren't on the list because of age just because their specifications made them unique. So again, for sure the Tier 3s are gone. Tier 2s, we'll just take another fresh look and see if the market will absorb them and we can justify the CapEx to reactivate them.

Angie Sedita:

Right. And then thoughts on M&A. Do you think we will see consolidation? Do you think we need to see consolidation? And then do you expect to use your -- obviously, you have a great balance sheet here -- financial strength to look at asset purchases or acquisitions?

John Rynd:

Yes, yes and yes. Consolidation obviously has to happen in any oversupplied kind of commodity business. And unfortunately, we don't think we're a commodity, but we are a commodity. I think the challenge there is three or four-fold.

We're not going to dilute our fleet quality. We're not going to buy somebody else's stacked assets. We're not going to impair our balance sheet, or do any harm to our liquidity. So when you look at it from that lens and you look out at our peer group and with their debt loads and number of stacked vessels, what would appear to be a multitude of opportunities, those opportunities really aren't that great if you look at how we're looking at them from our standpoint, with these criteria in mind.

Quinn said on our earnings call a couple weeks ago that we're aggressively window shopping, and I think that's appropriate way to look at it. And I think you cannot consolidate this business with 3,500 boats, plus or minus 400 boat owners. But where I think you have to view it; is there a market penetration to where you can make an acquisition, either be it a M&A deal or individual asset acquisition, that really strengthens your position in that market? Because as we all know, this is a supply-driven business and we've got to somehow get our hands around the supply side.

Angie Sedita:	And then, what about individual assets?

John Rynd:

Again, we will look at that, but again, we have enough of our own stacked vessels. So, if it's not a unique characteristic or obviously if it came with some backlog, or cash flow associated with it, yes, that would change our view on it.

Angie Sedita:	And then as far as looking at M&A, does it have to be a stock-for-stock deal? What kind of transaction would you look at?

John Rynd:	We would prefer a stock-for-stock deal. Again, we don't want to put any more debt on the balance sheet and we don't want to use up our precious liquidity.

Tidewater Inc.

May 23, 2018

10:45 AM EDT

Speaker ID: UBSX001_052218a_TidewaterInc

Angie Sedita:	Yes. And then a few questions I'm getting in from the group. Feel free to send in, which is --

John Rynd:	Scary.

Angie Sedita:

Yes. I could just be pulling them out of a hat. So, how do you think the cycle is different from the prior cycles? Are operators doing things differently this cycle that could structurally change the demand on your services?

John Rynd:

Why is this cycle different? Well, I think we were in a super up cycle, the super cycle, and it came crashing down dramatically. And there had been capital infusion like we had never seen a capital infusion into oil service business. So, I think that it just exasperated the downside with all the leverage in the business.

And, so, as we try to work through this cycle, we've also -- the dynamic that I think is different from the other long down cycle in the 1980s is we already were seeing capital being redeployed from offshore even when things were still moving well, i.e. going to the shale play, right? So we've had a customer exodus in some areas that have just taken their capital and redeployed it, which I think kind of doubled down on the offshore space. So, I think as we go forward, obviously our customers have done a good job, if you look and follow them, on the big offshore deepwater projects.

They've really got their costs from -- obviously, the cost equation for them with rig rates and boat rates has come down dramatically, but also I think they've done a good job from an engineering perspective and designed to where every project is not unique and they're not as proud to have to be built here. So, you've had some common ground across the industry to figure out how to get these deepwater projects to be economical.

So, I think as things start to come back, they're going to have to go back to growing reserves. And they've been under a lot of pressure obviously to pay dividends, buy back stock. Well, what's happening to the ultimate long-term term reserve base? I think that's going to be part of this cycle; they will shift that focus.

Angie Sedita:	And do you think that's going to be a second half of 2019 going to 2020? Number one. And then number two is regions. Where do you think you're going to see signs of life first?

John Rynd:

Yes. I think that we've had a nice run in the commodity price, and if it stays in this zip code here, and we're going into budget season, that bodes well for the service sector. I think you're going to see operators expand their portfolios as they look across the globe. So, you could say 2019 could be the first start. We're more kind of late 2019-2020 to really get anything really excited about.

Again, it just takes a lot of momentum once the dollars start to flow. And that doesn't happen overnight. It's not like the Permian where you can pick up a rig and 30 days later you've got production in the pipeline. So, it's a longer cycle recovery that I think we internally, right now, are probably more comfortable that it’s 2020. We could look back and the first quarter of 2018 could be bottom. We only know that in rearview mirrors. But, we're still bouncing bottom. Again, we've seen some modest increases in recovery, but it's going to take a lot of fuel to get this thing really rolling.

Tidewater Inc.

May 23, 2018

10:45 AM EDT

Speaker ID: UBSX001_052218a_TidewaterInc

And I think, surprisingly to me, the North Sea has recovered first. It's a high-cost, high-regulation market. So, that's caught me by surprise, personally. I think West Africa could be another strong region. We're seeing a lot of interest in the Med. Then you look -- I think where you're getting a lot of attention is in Mexico and Brazil.

Angie Sedita:	Yes.

John Rynd:

So, I would say kind of our view right now is Mexico is probably a year ahead of Petrobras -- or Brazil in Total. Yes, obviously. We'll see. But I think those areas hold a lot of promise. Obviously, I think we have got the election in Mexico that I think people are going to watch very closely because the leftist looks like the winner, and he has said publicly he's not going to unwind what's been done, but may take a slower approach on new leases. So, we'll have to watch that. But I think those are the regions you've got to pay attention to.

The Gulf of Mexico, obviously with all the infrastructure, could surprise to the upside. I'm not quite sure because that's where a lot of customers have pulled capital. And if you look where Exxon is deploying deepwater capital around the world, it's not in the U.S. Gulf of Mexico. And Shell has announced two nice developments, the Vito and Appomattox. But you need six or eight of those to kind of start curing this thing.

Angie Sedita:	And then what's the lag between, if we start to see tenders for Mexico and floaters moving into that region, what's the lag before you start to see your business pick up and tendering?

John Rynd:

Yes. Typically, if you look at one of these deepwater projects, obviously they're going to get the longer lead equipment first. So, they're going to go out obviously for the rig, well heads, et cetera. So, we're kind of last in line from a standpoint of when they pick us up. So, we'll lag, give us six months probably. I'll have to watch it. I haven't watched it on this cycle.

So, Quinn, you may have a better view. You've lived it. I haven't lived the cycle in the OSV space. Do you have a view on kind of lag to the rig set?

Quinn Fanning:

We typically experience a lag of anywhere from six to twelve months from the time the rig is contracted to when the boats are contracted, but we (the rigs and boats) will start working at the same time.

John Rynd:	Yes.

Angie Sedita:

And then we talked about a little bit of a lull here, right, in 2019. Lull is being generous. But, until things start to recover the second half of 2019 going into 2020, talk about your free cash flow, where you are now and then where you expect to be in 2019 going into 2020.

John Rynd:

Yes. We're still burning cash. We burned about $6 million in the first quarter of this year. Our goal is to be cash flow breakeven. And if you look at our fixed charges, G&A we've gotten down sub-$25 million. $25 million was our target. We've kind of been below that. Interest expense is about $8 million. So you can see we're into the low mid-$30s million as a fixed charge basis. We've got to get that paid for.

And I think we have a chance this year to get there. Again, it's going to be from margin expansions. Right now our gross margins are about 30%. And while we've put more

Tidewater Inc.

May 23, 2018

10:45 AM EDT

Speaker ID: UBSX001_052218a_TidewaterInc

vessels to work, we haven't got to the point yet to where we can really push price or margin. We have a weekly call, a global call that goes through safety, operations, et cetera. And I can just tell you from the time I listened to my first one in February prior to becoming full-time in March, to now, the tenor is just more positive. There arejust more opportunities. But, again, there arejust so many boats, it's just tough to push.

I'll give you an example. There was a three-year opportunity in Thailand to tie up a very nice, fairly high-spec PSV. And one of our competitors took a three-year contract at $6,800 a day. There's no sanity in this business. So, let them have it. At least that boat is not going to be competing with us for three years. But still, that shows you where we are in the cycle. There are people still desperate just to get any kind of activity and a little bit of cash flow.

Angie Sedita:

Yes. And then on the cost side, I know that there's been some costs pulled out, obviously, over the years, out of Tidewater. Do you think that there's more that can be had on efficiencies or shore bases or as far as reaching that cash flow breakeven this year and then moving it to positive next year?

John Rynd:

Yes. One thing I think we all know; you can't cut yourself to profitability. But, I do think we owe it to our shareholders and the board and the rest of our employees to continue to look at refining our processes and where we are, and how we're staffed, and how we just do day-to-day business. Can we do more with less? So, we have a program ongoing looking at kind of everything we do. Are we doing it the right way? Is there a better way to do it?

Because I think the reality is we're going to be a 140-boat company. We're running 114 today. We have 137 active, plus or minus $400 million of revenue. That's not been -- if you just heard what our view is on the market, that's not going to change dramatically over the next couple years. We hope it does. But, I think that's how we have to look at our world because that's the world we live in. We're not going to get back to 250 vessels or 400 vessels anytime soon.

So, I think -- and hats off to the work they did before I got there. They did some really tough work and made some great strides. So, now it's more, I would say, tweaking and just really more process-oriented and just, again, just testing ourselves; are we doing it the right way?

Angie Sedita:	Right. And then a couple more. How many Tier 1 players today are there in the market versus the past downturns? Let's answer that first. Has that's changed?

John Rynd:	Quinn is going to have to help me since I was on the rig side at that point. If it was a rig question I could probably answer it.

Quinn Fanning:	How many tier 1 players?

Angie Sedita:	Yes, this cycle.

Quinn Fanning:

It’s just a handful. We are the only truly global player. Bourbon, Chouest and a few others compete in multiple markets, but the OSV industry remains highly fragmented. Importantly, while a number of companies have high quality fleets, most of them also remain highly levered.

Tidewater Inc.

May 23, 2018

10:45 AM EDT

Speaker ID: UBSX001_052218a_TidewaterInc

Angie Sedita:	Right. And then another is, you mentioned OSVs to some degree are a commodity business. Can you give some insight into how your sales team pitches why choose Tidewater?

John Rynd:

Well I think, yes, so I think it's very key to, one, realize you're a commodity even though your pride says you're not. But, we all know after many years in this business we are. So, what's the value add? What's the differentiating factor to hire Tidewater?

I think one is 63 years of history. Very effective safety program. We're very, safe. We've been maintaining the equipment through the down cycle. And then, the key one right now is look at our balance sheet. You're not contracting risk. There are too many others that, as you contract, you're contracting their balance sheet risk. We don't bring that to the table. And I think that's really, right now, the differentiator as we talk to more of our key clients around the world that will value that.

Angie Sedita:	Right. Any other questions from the group? Well, great. In the essence of time, we want to thank John for being here very much from Tidewater. And thanks again, John.

John Rynd:	Thank you.